Exhibit 21.1

SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 2021 were as follows:
Name	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
Schweitzer-Mauduit Canada, BCULC.	British Columbia (Canada)	100%
Schweitzer-Mauduit International China, Limited	Hong Kong, China	100%
China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd. (1)	People’s Republic of China	50%
China Tobacco - Schweitzer (Yunnan) Reconstituted Tobacco Co. Ltd. (2)	People’s Republic of China	50%
DelStar Technologies (Shanghai) Trading Corp. Ltd.	People’s Republic of China	100%
DelStar Technologies (Suzhou) Co. Ltd.	People’s Republic of China	100%
Schweitzer-Mauduit Spain, S.L.	Spain	100%
Schweitzer-Mauduit do Brasil Indústria e Comércio de Papel Ltda.	Brazil	100%
Coretec Tubing, Inc.	Delaware	100%
DelStar Technologies, Inc.	Delaware	100%
Tekra, LLC	Delaware	100%
Trient, LLC	Delaware	100%
Schweitzer-Mauduit Holding S.A.S.	France	100%
LTR Industries S.A.S.	France	100%
Papeteries de Saint-Girons S.A.S.	France	100%
Papeteries de Malaucène S.A.S	France	100%
Malaucène Industries S.N.C.	France	100%
SWM Services S.A.S.	France	100%
PDM Industries S.A.S.	France	100%
Groupe Scapa France S.A.S.	France	100%
SWM Europe S.a.R.L.	Luxembourg	100%
SWM HoldCo 1 S.à.R.L.	Luxembourg	100%
SWM HoldCo 2 S.à.R.L.	Luxembourg	100%
SWM HoldCo 3 S.A.	Luxembourg	100%
SWM Luxembourg Service, LLC	Delaware	100%
SWM Luxembourg S.à.R.L.	Luxembourg	100%
SWM South S.à.R.L.	Luxembourg	100%
PDM Philippines Industries, Inc.	Philippines	100%
Luna Rio Landholding Corporation	Philippines	100%
SWM Poland GP Sp. zo.o.	Poland	100%
DelStar International, Limited	United Kingdom	100%
SWM-Argotec, LLC	Delaware	100%
Argotec LLC	Delaware	100%
Argotec Asia Pacific Limited	Singapore	100%

Exhibit 21.1

Argotec Deutschland GmbH	Germany	100%
Conwed Plastics B.V.	Belgium	100%
SWM AMS, LLC	Delaware	100%
Conwed Plastics Acquisitions Co. V LLC	Delaware	100%
AMS HoldCo, LLC	Delaware	100%
Scapa North America, Inc.	Delaware	100%
Scapa Tapes North America (Carlstadt), Inc.	New Jersey	100%
Scapa Tapes North America, LLC	Connecticut	100%
EuroMed, Inc.	Delaware	100%
BioMed Laboratories LLC	Texas	100%
Controlled Environment Equipment Corporation	Delaware	100%
Cmark Films LLC	Delaware	100%
Markel Industries Inc.	Delaware	100%
SWM Holdings No. 1, Inc.	Delaware	100%
SWM Asia Holdings Limited	Hong Kong, China	100%
AMS Holdco 1 Ltd.	United Kingdom	100%
AMS Holdco 2 Ltd.	United Kingdom	100%
Scapa Group Ltd.	United Kingdom	100%
First Water Ltd.	United Kingdom	100%
Scapa Blackburn Ltd.	United Kingdom	100%
First Water Ramsbury Ltd.	United Kingdom	100%
Scapa Healthcare Ltd.	United Kingdom	100%
Systagenix Wound Management Manufacturing Ltd.	United Kingdom	100%
Crawford Manufacturing Ltd.	United Kingdom	100%
Scapa Denver (North) Ltd.	United Kingdom	100%
HiMedica Ltd.	United Kingdom	100%
Porritts & Spencer Ltd.	United Kingdom	100%
Scapa (No. 2) Ltd.	United Kingdom	100%
Scapa General Partner Ltd.	United Kingdom	100%
Scapa UK Ltd.	United Kingdom	100%
Scapa Pension Trustees Ltd.	United Kingdom	100%
Scapa Scottish Limited Partnership	United Kingdom	100%
Scapa Tapes North America, BCULC	British Columbia (Canada)	100%
Scapa Italia SpA	Italy	100%
Scapa Group Holdings GmbH	Austria	100%
Scapa Holdings GmbH	Germany	100%
Scapa Deutschland GmbH	Germany	100%
Scapa HK Holdings Limited	Hong Kong, China	100%
Scapa Hong Kong Limited	Hong Kong, China	100%
Scapa Tapes Malaysia Sdn Bhd	Malaysia	100%
Scapa (Shanghai) International Trading Co. Ltd.	People’s Republic of China	100%
Scapa Tapes India Private Limited	India	100%
Scapa Brasil Ltda.	Brazil	100%

(1)Joint venture to produce tobacco-related papers in China.
(2)Joint venture to produce reconstituted tobacco in China.